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                                                                  EXHIBIT 10.11

                        EMPLOYMENT TERMINATION AGREEMENT

         This Employment Termination Agreement ("Agreement") is made effective the 27th day of March, 1998, between Barry's Jewelers, Inc. (referred to as "Employer") and Samuel J. Merksamer and Carol Merksamer (collectively, "Employees"), and is made with knowledge of the following facts:

         A. Samuel J. Merksamer asserts various claims pursuant to his employment agreement, dated as of May 1, 1997, with Employer ("the Samuel J. Merksamer Employment Agreement") and arising out of his employment with Employer. Carol Merksamer claims monies owed for unreimbursed expenses, in an amount not yet determined, and vacation pay of one week in the gross amount of $1,153.50.

         B. The purpose of this Agreement is to fully implement the desire and agreement of the parties to terminate Samuel J. Merksamer's employment and to resolve any and all claims of Employees against Employer, and of Employer against Employees, as later described in this Agreement.

         The parties agree as follows:

         1. Samuel J. Merksamer's employment is deemed terminated by Employer effective March 27, 1998. Samuel J. Merksamer hereby resigns from the board of Employer effective March 27, 1998.

         2. Settlement Amount. On or before the tenth day following execution of this Agreement by Employees, Employer shall pay or cause to be paid to Samuel J. Merksamer, in consideration for the releases and covenants contained herein, the sum of Four Hundred and One Thousand Dollars and No Cents ($401,000.00), subject to applicable withholding for taxes,





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by wire transfer to Mellon Bank, Pittsburgh, Pennsylvania, ABA 043000261, Credit
Merrill Lynch Account No. 1011730 for the account of Samuel J. and Carol Merksamer, Account No.234-78712. At the same time, Employer shall pay, by wire transfer to the same account set out above, to Samuel J. Merksamer the sum of $30,769.24 subject to applicable withholding for taxes, in full satisfaction of all claims for accrued vacation. Employer shall pay a bonus of $80,000.00 to Samuel J. Merksamer, subject to applicable withholding for taxes. Time of these payments is of the essence and a failure to make such payments on time will result in interest added at the annual rate of 10%. If payment in full is not received by April 13, 1998, that failure shall render this agreement invalid and unenforceable. The parties intend that these payments shall be for all of Samuel
J. Merksamer's claims, excepting only claims for reimbursement of expenses and salary advances which shall be governed by the terms of paragraph 3, below. Samuel J. Merksamer agrees that he has been fully paid for any and all accrued and vested wages, bonuses and benefits, including vacation and sick pay, if any. Notwithstanding the forgoing, (1) if the audit of unreimbursed expenses set forth in paragraph 3 below is completed by the time for the transfer of the $401,000.00 to Samuel J. Merksamer, Employer may deduct from that sum, any amounts owed to it for overpayment to Samuel J. Merksamer of expenses, (2) if the audit of unreimbursed expenses set forth in paragraph 3 below is not completed by the time for the transfer of the $401,000.00 to Samuel J.
Merksamer, Employer may holdback $10,000.00 of that sum, without any obligation to pay interest, and at the completion of the audit Employer shall forthwith transmit, to Employees, the balance of the $10,000.00 less any amounts owed to Employer for overpayment of expenses of Samuel J. Merksamer. The parties will use their best efforts to promptly complete the audit of unreimbursed expenses.





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         3.      Expenses and Salary Advance Dispute.  Employees and Employer
have outstanding disputes concerning reimbursement for business expenses, an expense reimbursement check which Employees believe may not have been negotiated, and salary advances to Samuel J. Merksamer. The parties agree that the accounting firm of Deloitte Touche, by Jacqueline M. Fernandez, shall be retained at the expense of Employer to review all such claims and to resolve them. The resolution shall be completed within thirty days of execution of this agreement. The parties agree to be bound by the determination of Deloitte Touche.

         4. Vacation Pay. On or before the tenth day following execution of this Agreement by Employees, Employer shall pay to Carol Merksamer the gross sum of $1,153.50 for full payment of 1 week vacation pay. This amount shall be subject to applicable withholding, and shall be paid by wire transfer as set out above.

         5. Employer Release. Employees, for themselves and for each of their respective heirs, executors, administrators, successors, and assigns, do hereby fully and forever release and discharge Employer, its affiliates and subsidiaries, and its shareholders, members, employees and former employees, agents, directors, officers, trustees, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to Employer (collectively the "Released Parties"), of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature, whether known or unknown, suspected or unsuspected, which Employees, and each of them, now own or hold or have at any time before this date owned or held against any of the Released Parties, including, but not limited to, any and all claims,





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charges, demands and causes of action: (1) which arise out of or are in any way connected with Employees' employment with Employer or the termination of Employees' employment with Employer; (2) which are related to or concern (i) alleged discrimination, if any, under local, state or federal law; (ii) alleged wrongful termination, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation, invasion of privacy, breach of employment contract, fraud or negligent misrepresentation; or (3) which arise out of or are in any way connected with any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the date of this Agreement. This Release is specifically intended to release the Released Parties from any obligations they have or may in the future have pursuant to the Samuel J. Merksamer Employment Agreement. Notwithstanding any of the above, this Release does not release the obligations, covenants, representations and warranties of the parties to this Agreement.

         6. Employees Release. Employer, on behalf of itself, its affiliates, subsidiaries, predecessors and successors and assigns do hereby fully and forever release and discharge Samuel J. Merksamer, his heirs, executors, administrators, successors, and assigns and Carol Merksamer and her heirs, executors, administrators, successors, and assigns of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature, whether known or unknown, suspected or unsuspected, which Employer now owns or holds or has at any time before the date of this Agreement owned or held against any of them, including, but not limited to, any and all claims, charges, demands and causes of action: (1) which arise out of or are in any way connected with Samuel J. Merksamer's employment with Employer or the termination of Samuel J. Merksamer's employment with Employer; (2) which





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arise out of or are in any way connected with Carol Merksamer's employment with Employer or the termination of Carol Merksamer's employment with Employer; or (3) which arise out of or are in any way connected with any loss, damage or injury whatsoever resulting from any act committed or omission made prior to the date of this Agreement. Notwithstanding any of the above, this Release does not release (1) the obligations, covenants, representations and warranties of the parties to this Agreement, and (2) the obligations of Samuel J. Merksamer under paragraph 8 of the Samuel J. Merksamer Employment Agreement.

         7. Limitation on Waiver. Notwithstanding any other provision in this Agreement, Samuel J. Merksamer does not waive any rights, benefits or claims that he may be entitled to as a matter of law relating solely to any employee benefit plan governed by the Employee Retirement Income Security Act ("ERISA"), including but not limited to continued health plan coverage under COBRA, and any such rights, benefits or claims shall be subject to the terms of all applicable documents and agreements governing such plans and applicable law. The consideration set forth in paragraph 1 and 2 herein shall be deemed other compensation, excepting only amounts stated for vacation pay, and not included in the calculation of benefits under any such benefit plans.

         Nothing contained in this Agreement shall be construed to limit Samuel
J. Merksamer's right to continue to pay for health insurance coverage under COBRA in accordance with applicable law and the terms of the documents governing such health insurance.

         8. Unknown Claims and Section 1542 of the Civil Code. This Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those terms and provisions relating to unknown and unsuspected claims, demands and





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causes of action, if any, as well as those relating to claims, demands and causes of action earlier specified in this Agreement. Except where otherwise provided, in furtherance of this intention, Samuel J. Merksamer, Carol Merksamer, and Employer expressly waive any and all rights and benefits conferred upon him, her and it by the provisions of Section 1542 of the California Civil Code (or any other similar statute), which states:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          9. Waiver of ADEA Rights. Without limiting the scope of this Agreement in any way, Samuel J. Merksamer and Carol Merksamer also certify that this Agreement constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that Samuel J. Merksamer or Carol Merksamer have or may claim to have under the Federal Age Discrimination in Employment Act ("ADEA"), as amended by the Older Workers Benefit Protection Act of 1990, which is set forth at 29 U.S.C. Section 621, et seq.

          Samuel J. Merksamer and Carol Merksamer acknowledge that, for purposes of waiver of ADEA rights, they each (a) have read this Agreement, (b) have been provided a full, reasonable, and ample opportunity to review, study, and consider it, (c) have been advised in writing to consult with an attorney, and have consulted with an attorney, prior to signing it voluntarily with full knowledge that it is intended to the maximum extent permitted by law, as a complete release and waiver of any and all claims, and (d) they will receive compensation beyond that which they were already entitled to receive before entering into this Agreement. Samuel J. Merksamer and Carol Merksamer also acknowledge that they have knowingly,


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voluntarily and with the advice of counsel waived the 21 day review period, at their own request, specifically for the purposes of expediting the settlement.

          Samuel J. Merksamer and Carol Merksamer acknowledge that they are aware of the right to revoke this Agreement at any time within the seven-day period following the date Employees sign the Agreement and that the Agreement shall not become effective or enforceable until the seven day revocation period expires. Employees understand that they will relinquish any right they have to the consideration specified in this Agreement if they or either of them exercise the right to revoke it. Notice of revocation must be provided by facsimile transmission or personal delivery to Employer: "Randy N. McCullough, Barry's Jewelers, Inc. 111 West Lemon Avenue, Monrovia, CA 91016, fax: 626 357 7596" and to "Michael Tuchin, Esq., fax no. 213 251 5288".

          10. Depositions. Samuel J. Merksamer shall make himself reasonably available, in Los Angeles County without necessity of subpoena, for depositions related to his employment with Employer (including any litigation arising in or related to Barry's Jewelers, Inc.'s bankruptcy proceedings). For any time after the fifth day of deposition, Employer shall compensate Samuel J. Merksamer for his attendance at or preparation for deposition at the rate of $2,000.00 per day. For all depositions, Employer shall pay reasonable out of pocket and travel expenses of Samuel J. Merksamer.

          11. Non-Disparagement. The parties agree to refrain from disparaging one another.

          12. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto, and each of them. In the


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case of corporate parties hereto, this Agreement is intended to release and inure to the benefit of the corporate party's affiliated corporations, subsidiaries (whether or not wholly-owned), divisions, officers, directors, agents, representatives, employees and any and all other related individuals and entities, if any, individually as well as in the capacity indicated.

          13. Integration. This Agreement constitutes a single integrated written contract expressing the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations, or warranties of any kind whatsoever, whether express or implied in law or fact, have been made by any party hereto, except as specifically set forth in this Agreement. All prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement.

          14. Non-Assignment of Claims. The parties represent and each of them warrant that they have not assigned or transferred any portion of the claims released herein to any other individual, firm, corporation or other entity, and that no other individual, firm, corporation or other entity has any lien, claim or interest in any of such claims. The parties shall indemnify, defend, and hold harmless one another and their respective related individuals and entities, and each of them, from and against any claims arising out of, related to or connected with any such prior assignment or transfer, or any such purported assignment or transfer, or any claims or other matters released or assigned herein. The Employees, on the one hand, and the Employer, on the other hand, covenant and each of them agrees not to bring, induce, or assist any other action or proceeding of any kind or nature against one another or any of their respective related individuals or entities or any of them, directly or indirectly, regarding, connected with, arising out of, or related to in any manner the matters released hereby. The Employees, on the one hand, and the


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Employer, on the other hand, covenant and each of them agrees that this
Agreement is a bar to any such claim, action, suit or proceeding and agree to indemnify the other and shield any of their respective related individuals or entities, above, and each of them, for any liability and any costs and expenses of any claims, suit, action or proceeding (including, without limitation, the costs of expert consultants and expert witnesses) and attorneys' fees incurred as a direct or indirect result of any claims released herein being asserted in a lawsuit or other action, suit, claim or proceeding by any individual firm, corporation or other entity as a direct or indirect result of any act or omission by the Employees, on the one hand, and the Employer, on the other hand, or any of their related individuals or entities.

     15. Arbitration. In the event that any dispute arises between the parties or their related entities or individuals, with respect to the subject matter of this Agreement, the claims released herein, any action or omission either prior or subsequent to the parties' execution of this Agreement, or any claim arising subsequent to their execution of this Agreement, the parties agree that any such dispute and any and all claims arising therefrom shall be subject to final and binding arbitration. The arbitrator shall be selected and the arbitration conducted in accordance with the applicable rules of the American Arbitration Association ("AAA") regarding employment disputes in effect at the time the claim or dispute arises. The arbitrator selected shall be a retired judge with five or more years of experience in arbitrating employment related matters and shall be agreed upon by the parties. The arbitration shall proceed in Los Angeles County. Notwithstanding any AAA rule to the contrary, however, in the event that any claim or dispute is submitted for arbitration, the parties shall have a sufficient opportunity to conduct discovery, subject to the supervision of the arbitrator, prior to the commencement of the

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arbitration. Any party desiring to assert any such claim or dispute must give notice in writing to the other party within 180 days of the date such claim or dispute arises. In the event such notice is not provided within this 180 day period, such claim or dispute shall be forever waived.

     16. Attorneys' Fees. In the event that any arbitration, action, suit, or other proceeding is instituted to remedy, prevent, or obtain relief from a breach of this Agreement, or arising out of a breach of this Agreement, the prevailing party shall recover all of such party's reasonable attorneys' fees incurred in each and every arbitration, action, suit, or other proceeding, including any and all appeals or petitions therefrom.

     17. Miscellaneous Terms. Each of the parties hereto represents, warrants and agrees as follows:

     (a) Each of the parties has had an opportunity for prior independent legal advice from legal counsel of its choice with respect to the advisability of making the settlement provided for herein and with respect to the advisability of executing this Agreement.

     (b) Except for statements expressly set forth in this Agreement, no party (nor any representative or attorney of such party) has made any statement or representation to any other party regarding a fact relied upon by other party in entering into this Agreement and no party has relied upon any statement, representation, or promise of any other party, or of any representative or attorney for any other party, in executing this Agreement or in making the settlement provided for herein;

     (c) Each of the parties has read the Agreement carefully, knows and understands the contents thereof, and has made such investigation of the facts pertaining to the settlement and this Agreement and of all matters pertaining hereto as it or he deems necessary or desirable;

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     (d)  The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the parties;

     (e) Whenever the context so requires, the masculine gender herein shall include the feminine or neuter gender, and singular number shall include the plural number, and vice versa.

     (f) This Agreement has been negotiated between the parties and the parties waive any claim that ambiguity of any portion of this agreement should be resolved against the drafter of any disputed language.

     (g) Randy McCullough warrants that he has been duly authorized by the board of directors of Barry's Jewelers, Inc. to execute this agreement on behalf of Barry's Jewelers, Inc.

     18. Disputed Rights. The parties hereto explicitly acknowledge and covenant that this Agreement represents a settlement of disputed rights and claims and that by entering into this Agreement, no party hereto admits or acknowledges the existence of any liability or wrongdoing, all such liability being expressly denied. No provision hereof, or of any related document, shall be construed as any admission or concession of liability, of any wrongdoing or of any preexisting liability.

     19. Modifications. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement, shall be binding upon any party hereto unless made in writing and signed by such party or by a duly authorized officer or agent of such party.

     20.  Execution in Counterparts. This Agreement may be executed and

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         20.  Execution in Counterparts. This Agreement may be executed and delivered in any number of counterparts or copies ("counterpart") by the parties hereto. When each party has signed and delivered at least one counterpart to the other party hereto, each counterpart shall be deemed an original and, taken together, shall constitute one and the same Agreement, which shall be binding and effective as to the parties hereto. Delivery by facsimile transmission is acceptable.

         21. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have approved and executed this Agreement and General Release on the dates specified below.

AGREEING PARTIES:


                                        Date:
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By:  Samuel J. Merksamer


                                     Date:
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By:  Carol Merksamer


                                     Date:   3/27/98
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By:  Randy McCullough
     (Barry's Jewelers, Inc.)



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